Exhibit 15.1

October 28, 2020

The Board of Directors and Stockholders of Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, CA 90245

We are aware that our report dated October 28, 2020, on our review of the interim financial information of Big 5 Sporting Goods Corporation and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 27, 2020, is incorporated by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545, and 333-234317 each on Form S-8.

/s/ Deloitte & Touche LLP

Los Angeles, California